UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2012

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The Phoenix Companies, Inc. is undertaking capital management actions that combine debt and share repurchases designed to enhance the Company’s financial position while continuing to maintain a prudent capital cushion.  Together, these actions are expected to reduce the Company’s leverage while increasing book value per share, earnings per share and return on equity.

Stock Repurchase Program

On September 20, 2012, the Board of Directors (the “Board”) of The Phoenix Companies, Inc. (the “Company”) authorized a program to repurchase up to an aggregate amount of $25,000,000 (not including fees and expenses) of the Company’s outstanding common stock shares.  Under the stock repurchase program, purchases may be made from time to time in the open market, in accelerated stock buyback arrangements, in privately negotiated transactions or otherwise, subject to market prices and other conditions.  No time limit was placed on the duration of the program, which may be modified, extended or terminated by the Board at any time.  The Board also terminated the Company’s existing stock repurchase program, which was announced on January 7, 2002, effective September 20, 2012.

Phoenix Life Surplus Notes

Phoenix Life Insurance Company, a wholly owned subsidiary of the Company and a New York-domiciled insurance company (“Phoenix Life”), has outstanding $175,000,000 principal amount of 7.15% Surplus Notes due 2034 (the “Surplus Notes”).  At a meeting of the Board of Directors of Phoenix Life (the “Phoenix Life Board”) held on September 20, 2012, the Phoenix Life Board determined that to reduce future cash interest payments, as well as future amounts due at maturity or upon redemption, Phoenix Life may, from time to time, purchase up to $50,000,000 principal amount of the Surplus Notes for cash, in open market purchases and/or privately negotiated transactions.  Pursuant to such authorization, Phoenix Life repurchased on September 21, 2012 a total of $48,295,000 par amount of the Surplus Notes for the aggregate consideration of $36,221,250.

The news release announcing the foregoing is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

The foregoing may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us.  They are not guarantees of future performance.  Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, that market and other conditions may not create the appropriate environment to effect a stock repurchase program, some or all of the expected benefits of the stock repurchase program may not be realized or maintained, and our market capitalization, the stock price and the liquidity of our common stock may be negatively impacted by the stock repurchase program.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this report, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

Item 9.01  Financial Statements and Exhibits

      (d)      Exhibits

The following exhibit is furnished herewith:

99.1    News Release of The Phoenix Companies, Inc. dated September 26, 2012.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: September 26, 2012	By:	/s/ Peter A. Hofmann
		Name:	Peter A. Hofmann
		Title:	Senior Executive Vice President and Chief Financial Officer